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                                                                   EXHIBIT 10.72

[LOGO]
CORTEX

This EMPLOYMENT AGREEMENT, dated as of May 1, 2002, is entered into by and between Cortex Pharmaceuticals, Inc. (the "Company"), and Joann L. Data, M.D., Ph.D. (the "Executive").

WITNESSETH

     WHEREAS, the Executive has considerable experience in clinical and regulatory affairs and executive management, and

     WHEREAS, the Company wishes to employ the Executive as its Senior Vice President, Clinical and Regulatory Affairs, and the Executive wishes to be so employed by the Company,

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Engagement. The Company hereby employs the Executive as its Senior Vice President, Clinical and Regulatory Affairs, reporting to the President and Chief Executive Officer and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement will begin on May 1, 2002 and shall continue thereafter for a one-year period and shall be extended on each day for one (1) day so that the remaining term hereof is always one (1) year unless either party elects to terminate this Agreement in accordance with its provisions.

     3. Duties. During the term of this Agreement, the Executive shall serve as the Company's Senior Vice President, Clinical and Regulatory Affairs and shall have such duties and responsibilities as are set forth in the Company's Bylaws and such other executive responsibilities as may be assigned to her from time to time by the President and CEO or the Board of Directors. In particular, and without limitation, Executive's duties shall include using diligent efforts as appropriate to (i) oversee the clinical and regulatory affairs function for the Company at the corporate level, (ii) develop preclinical toxicology strategies, (iii) oversee the implementation of strategies for earliest possible approvals of phase 1 through phase 4 applications, (iv) oversee the evaluation and analysis of the impact of trends relative to government regulatory activities, (v) assist the CEO and other executives in the development of the Company's products through clinical trials and regulatory approvals, and (vi) perform other duties as

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        may be appropriate from time to time. The Executive shall use her best efforts and shall act in good faith in performing all duties reasonably required to be performed by her under this Agreement. It is understood that initially, the Executive will provide part-time service to Cortex, and will be compensated on a pro-rata basis.

     4. Availability. Except as provided above, the Executive shall devote her entire working time, attention, and energies to the Company's business and during the term of this Agreement shall not be engaged in any other business activity without the prior written approval of the CEO. The Executive may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature. Note: The Executive desires to complete certain commitments to her current employer and the Company has no objection to the Executive completing her commitments. The Executive may not work on a full-time basis during the early months of the employment agreement; therefore, all salary and benefits will be on a prorated basis. The Executive may hold board of director positions in up to 2 outside companies, so long as neither company is in a field that directly competes with the Company (Cortex).

     5. Expenses. The Company shall reimburse the Executive, promptly upon presentation of itemized vouchers, for all ordinary and customary business expenses (including dues, licenses, professional meeting attendance and the like) consistent with the Company's reimbursement policy, incurred by the Executive in the performance of her duties.

     6. Compensation. As compensation for the services to be rendered hereunder, the Company agrees as follows:

        (a) To pay the Executive a prorated annual salary of $200,000 per annum, subject to increase based on an annual review by the Compensation Committee of the Board of Directors.

        (b) To pay to the Executive a minimum prorated annual bonus of $50,000, payable bimonthly. In addition, the Executive shall be considered for an additional bonus based upon the level of performance of the Executive and/or the Company as measured against mutually agreed-upon targets. The amount of such additional bonus shall be determined annually by the Compensation Committee of the Board of Directors.

        (c) To allow the Executive to participate in such employee benefit programs as are made available to management of the Company. Such benefits will be on a pro rata basis, and in the event Executive wishes to substitute employee health benefit value for cash or other value, the Company will make such adjustments.

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        (d) To allow the Executive to have five weeks of paid time off each year during the term of this Agreement.

The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law.

     7. Ownership of Material Information. All right, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, copyrights, ideas, know how, creations or other proprietary rights arising from or connected with the Executive's employment hereunder shall become and remain the exclusive property of the Company, and the Executive shall have no interest therein. The Executive agrees to sign the standard proprietary rights agreement that is required of all Company employees, provided however that in the event of any conflict between such proprietary rights agreement and this Agreement, the provisions of this Agreement shall govern.

     8. Trade Secrets. The Executive covenants and agrees with the Company that she will not, during the term of this Agreement or thereafter disclose to anyone (except to the extent reasonably necessary for the Executive to perform her duties hereunder or as may be required by law) any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to, lists of customers, business plans, joint ventures, financial or cost information, and confidential scientific, regulatory, and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which the Executive shall have acquired in the course of or incident to the performance of her duties pursuant to the terms of this Agreement. Nothing herein shall be construed as prohibiting the Executive from disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation by the Executive of this Section 8) or which is a matter of general business knowledge or experience.

     9. Termination for Cause. The Company may terminate the employment of the Executive under this Agreement at any time for "Cause" (as hereinafter defined) upon not less than three days' notice to the Executive. As used herein, the term "Cause" shall mean only: a) Executive's willful refusal or willful failure to perform the duties properly assigned to her in accordance with the terms of this Agreement or a material breach of
        Section 4 of this Agreement and such refusal, failure or breach is detrimental to the interests of the Company, provided however that the employment of the Executive shall not be terminated under this clause
        (a) unless the Executive is given notice in writing that the conduct in question

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         constitutes grounds for termination under this Section 9 and the
         Executive is allowed a reasonable period of time to remedy the refusal or failure; (b) Executive's commission of a felony or misdemeanor, which has a material adverse effect on the Company; or (c) Executive's willful and material breach of Section 8 of this Agreement. If the employment of the Executive under this Agreement is terminated under this Section 9, the Company shall give written notice to the Executive specifying the cause of such action. Upon the effectiveness of a termination of employment under this Section 9, the Company shall be relieved of all further obligations under this Agreement. Notwithstanding such termination of employment, the Executive shall continue to be bound by the provisions of Sections 7 and 8.

     10. Termination Without Cause or for Good Cause.

         (a) The Company may terminate the employment of the Executive under this Agreement without cause at any time upon at least thirty (30) days' prior written notice to the Executive. The Executive may terminate her employment under this Agreement upon at least five
             (5) days' prior written notice to the Company in the event of (i) the material breach by the Company of any representation, covenant or agreement contained in this Agreement, (ii) a change in the Executive's title or a material reduction or alteration of the duties of the Executive, (iii) a requirement that the Executive relocate outside of Orange County, California, or (iv) a change in the reporting relationship of the Executive. In the event of such a termination by either the Company or the Executive under Section 10(a), the Company shall pay to Executive termination pay equal to twelve months of then current salary.

         (b) If the employment of the Executive is terminated under the paragraph (a), all stock options then held by the Executive shall immediately vest by one (1) additional year. Executive acknowledges that this may produce a change in the tax status of such options, and that the Company assumes no liability or obligation in connection with any such change.

         (c) Termination of employment under this Section 10 shall not terminate the Executive's obligations under Sections 7 and 8.

         (d) Nothing contained in this Agreement shall be construed to abrogate the obligations of the Company to the Executive, or Executive's personal representative or heirs, as the case may be, to make

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                  payment or provide any other benefit that accrued prior to the termination of Executive's employment.

         11. Disability of the Executive. In the event that the Executive, during the period which employed under this Agreement, shall at any time become unable, due to illness, accident, injury or otherwise, to carry out her duties under this Agreement for a period of at least three (3) consecutive months, the Company may terminate the employment of the Executive under this Agreement. In such event, the Company shall compensate the Executive in an amount equal to the difference between any disability insurance proceeds and Executive's then current monthly salary and other benefits for a period of one year. A termination of employment under this Section 11 will not terminate the Executive's obligations under Sections 7 and 8.

         12. Voluntary Termination. The Executive may terminate her employment under this Agreement at any time by giving the Company thirty (30) days' written notice. Termination of employment shall not terminate the Executive's obligations under Sections 7 and 8.

         13. Grant of Stock Options. As of the date hereof, the Company shall grant to the Executive options to purchase 150,000 shares of common stock of the Company with an exercise price equal to fair market value as of such date, with a ten-year term, and with vesting in four parts: 37,500 options to vest immediately, 37,500 options to vest after one year, 37,500 options to vest after two years, and the remaining 37,500 to vest after three years from the date hereof. Executive's stock option position will be reviewed by the Stock Option Committee of the Board of Directors from time to time, but in no event less than annually, and increases in such stock option position may be awarded dependent upon the performance of the Executive. To the maximum extent permissible, stock options granted to the Executive shall be "incentive stock options" as defined in Section 422 of the Internal Revenue Code. The general terms and conditions of stock options granted to the Executive shall be in accordance with the stockholder-approved plans established for the granting of options, as amended from time to time.

         14. Capacity. The Executive represents and warrants to the Company that she is not now under any obligation of a contractual nature or otherwise, to any perform, firm, corporation, association or other entity that is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by Executive of her obligations hereunder.

         15. Participation in Competitive Business. While the Executive is employed under this Agreement, the Executive shall not directly or indirectly either as any employee, employer, consultant, agent, principal,

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             partner, stockholder, corporate consultant, officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Company without the prior written approval of the Company; provided however, that nothing herein shall preclude the Executive from owning less than one percent (1%) of the outstanding capital stock of any company whose shares are traded on the Yew York Stock Exchange, the American
             Stock Exchange, or Nasdaq.

         16. Waiver. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement.

         17. Notice. Any and all notices referred to herein shall, if furnished in writing and delivered by hand or by registered or certified mail, return receipt requested, postage fully prepaid, to the respective parties at the following addressed or such other address as either party may from time to time designate in writing. Notices shall be effective when delivered.

                      To Executive:       Joann L. Data, M.D., Ph.D.
                                          15231 Barranca Parkway
                                          Irvine, California 92618

                      To Company:         Attn: Corporate Secretary
                                          Cortex Pharmaceuticals, Inc.
                                          15231 Barranca Parkway
                                          Irvine, California 92618

         18. Arbitration. All disputes arising under or in connection with this Agreement shall be submitted to arbitration in Orange County, California, under the rules of the American Arbitration Association, and the decision of the arbitrator shall be final and binding. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction. In no case shall either party be liable for the other party's court costs, arbitration costs, or attorneys' fees.

         19. Assignability. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Executive may not assign her rights or obligations hereunder without the prior written consent of the Company.

         20. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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         21. Completeness. This Agreement sets forth all, and is intended by each party to be an integration of all of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.

         22. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

         23. Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

         24. Headings. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof.

         25. Survival of Terms. If this Agreement is terminated for any reason, the provisions of Sections 7 and 8 shall survive and the Executive and the Company, as the case may be, shall continue to be bound by the terms thereof to the extent provided therein.


         IN WITNESS HEREOF, the parties hereto have executed this Agreement on the date and year first above written.

         CORTEX PHARMACEUTICALS, INC.

         By:      /s/ Vincent F. Simmon, Ph.D.
                  --------------------------------------------
                  Vincent F. Simmon, Ph.D.

         Its:     President and Chief Executive Officer
                  --------------------------------------------


         EXECUTIVE


         By:      /s/ Joann L. Data, M.D., Ph.D.
                  --------------------------------------------
                  Joann L. Data, M.D., Ph.D.

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